KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                         50 WEST BROADWAY (300 SOUTH)
                       SALT LAKE CITY, UTAH  84101-2034

                                                      TELEPHONE:  (801) 531-7090
ATTORNEYS AT LAW                                      TELECOPY:   (801) 531-7091

                                  June 3, 1997


Board of Directors
Foreland Corporation
12596 West Bayaud, Suite 300
Lakewood, Colorado 80228-2019

     Re:  Foreland Corporation
          Registration Statement on Form S-2

Gentlemen:

     We have been engaged by Foreland Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on form S-2 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   Articles of incorporation of the Company;

          2.   Bylaws of the Company;

          3.   Warrant Agreement dated as of January 1, 1997 (the
               "Warrant Agreement"), relating to common stock purchase warrants designated as the N Warrants (herein so called);

          4.   The Registration Statement; and

          5.   Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be issued upon exercise of the N Warrants will be, when issued in accordance with the terms set forth in the Warrant Agreement, and the Common Stock to be sold by selling stockholders pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes, as amended.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely yours,

                                          /s/ Kruse, Landa & Maycock, L.L.C.

                                          KRUSE, LANDA & MAYCOCK, L.L.C.
KL&M/RCT:pjc